EXHIBIT 99.1



                                                       INVESTOR CONTACT:
                                                       Claudia Pieropan
                                                       Chief Financial Officer
                                                       (949) 936-8122
                                                       www.hineshorticulture.com

                HINES HORTICULTURE REPORTS FIRST QUARTER RESULTS

Irvine, California - May 5, 2003 - Hines Horticulture, Inc. (NASDAQ: HORT) today reported operating results for the first quarter ended March 31, 2003.

Net sales for the first quarter were $58.5 million compared with $68.7 million a year ago. This decrease was due to the soft retail environment and a shift in the seasonal stocking patterns of the retail garden centers into April. These seasonal stocking patterns were significantly affected by Easter occurring in late April in 2003 versus late March last year and by cold, wet weather that persisted through the end of March in the Northeast and Midwest.

Gross profit for the first quarter decreased to $30.7 million from $34.4 million for the comparable period in 2002 due to lower sales. However, as a percentage of sales, gross profits for the first quarter increased to 52.4% compared to 50.1% in 2002. This increase was primarily attributable to an increase in unit selling price and better inventory management with our store service programs. The increase in unit selling price was mainly product mix related but also reflected a modest price increase with key customers.

Operating income for the quarter decreased to $4.8 million from $10.3 million in 2002. However, when adjusted for non-recurring events, including $1.2 million of severance costs in 2003 and a $2.1 million gain from the sale of property in 2002, the decrease in operating income would only be $2.2 million. This adjusted decrease stems from lower sales during the first quarter.

Financing costs for the quarter were $7.0 million compared with $8.6 million a year ago. The decrease was primarily due to a $1.7 million loss on debt extinguishment that was included in the financing costs for 2002. Lower interest expense in 2003 was offset by the impact of the mark-to-market adjustment on the Company's interest rate swap. Last year's financing costs included $1.0 million of income relating to the mark-to-market adjustment compared with only $0.3 million in 2003.

The loss from continuing operations for the first quarter of 2003 was $1.3 million, or ($0.06) per diluted share, versus income of $1.0 million, or $0.04 per diluted share, last year. The Company's net loss for the first quarter was $1.3 million, or ($0.06) per diluted share, compared with a net loss of $61.1 million, or ($2.77) per diluted share, last year. The net loss for the first quarter of 2002 was heavily impacted by a $1.7 million charge relating to the early extinguishment of debt, a $7.0 million loss from discontinued operations and a $55.1 million charge stemming from the adoption of SFAS NO. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS".

Chief Operating Officer, Robert A. Ferguson, stated, "While our first quarter results are certainly very significant, it is much more meaningful to look at our six-month results at the end of the second quarter. The split between the first and second quarters varies quite a bit from year to year depending on weather and yearly variations in the timing of Easter. These factors significantly affect the buying patterns of the garden centers in the latter part of March. As such, the true measure of our spring performance comes at the end of the first six months."

"Still, we anticipate that 2003 will be another very challenging year for Hines. The retail environment this year has been very tentative and unsure of the strength of consumer demand. Cold and wet weather that has persisted well into April has compressed our spring selling season into fewer weeks. Right now, as we hit the peak of our season, we are focusing on fundamentals and executing our spring plan. We are realigning our business and optimizing our market position relative to our customers' changing needs and the existing market conditions. And, while keeping our customers and spring logistics at the top of our priority list, we are managing our costs and improving efficiencies," Ferguson concluded.

Hines Horticulture is a leading operator of commercial nurseries in North America, producing one of the broadest assortments of container-grown plants in the industry. The Company sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers, such as Home Depot, Lowe's and Wal-Mart.

The Company's quarterly earnings conference call will be held at 4:45 p.m. EST on Monday May 5, 2003 and is available live and in replay to all investors through the Internet by accessing www.companyboardroom.com.

Certain statements and information contained in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain forward-looking statements contained in this press release, include, but are not limited to, information regarding the future economic performance and financial condition of the Company, the Company's ability to reduce its dependence on debt financing and reduce its leverage, the Company's ability to meet its short and long term liquidity needs, the plans and objectives of the Company's management and the Company's assumptions regarding such performance, financial condition, plans and objectives. Actual results may differ materially from the forward-looking information in this release.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release are publicly available in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2002 filed on April 11, 2003 and the Company's Prospectus, as filed on June 22, 1998, pursuant to Rule 424(b) under the Securities Act of 1933.

The Company's annual report and SEC filings, as well as news releases and other supplementary financial data are available by accessing the Company's website at www.hineshorticulture.com.

                                - Tables Follow -


                                             HINES HORTICULTURE, INC.
                     RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
                                   (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                                    (UNAUDITED)

                                    NOTE: SEE ACCOMPANYING FOOTNOTES ON PAGE 9

                                                             Footnotes              Three Months Ended
                                                             ---------    ---------------------------------------
                                                                              March 31,            March 31,
                                                                                2003                 2002
                                                             (1) & (2)                             Restated
                                                                          ------------------   ------------------

Sales, net                                                                  $        58,523      $        68,723
Cost of goods sold                                                                   27,870               34,316
                                                                          ------------------   ------------------

Gross profit                                                                         30,653               34,407
% of sales                                                                            52.4%                50.1%

Selling and distribution expenses                                                    19,047               20,736
General and administrative expenses                                                   5,586                5,501
Other expenses (income)                                                               1,242               (2,103)
                                                                          ------------------   ------------------
Total operating expenses                                                             25,875               24,134
                                                                          ------------------   ------------------

Operating income                                                                      4,778               10,273
% of sales                                                                             8.2%                14.9%

   Interest expense                                                                   6,481                6,711
   Loss on debt extinguishment                                  (3)                      --                1,739
   Interest rate swap agreement income                                                 (324)              (1,014)
   Amortization of deferred financing expense                                           860                1,154
                                                                          ------------------   ------------------
                                                                                      7,017                8,590
                                                                          ------------------   ------------------

(Loss) income before income tax (benefit) provision                                  (2,239)               1,683
Income tax (benefit) provision                                                         (917)                 690
                                                                          ------------------   ------------------
(Loss) income from continuing operations                                             (1,322)                 993

Loss from discontinued operations, net of tax                   (1)                       -               (6,978)
Cumulative effect of change in accounting principle, net of tax                           -              (55,148)
                                                                          ------------------   ------------------

Net loss                                                                    $        (1,322)     $       (61,133)
                                                                          ==================   ==================

Basic and diluted earnings per share:                        (4) & (5)
   (Loss) income per common share from continuing operations                $         (0.06)     $          0.04
   Loss per common share from discontinued operations                       $            --      $         (0.32)
   Cumulative effect of change in accounting principle                      $            --      $         (2.49)
                                                                          ------------------   ------------------

   Net loss per common share                                                $         (0.06)     $         (2.77)
                                                                          ==================   ==================

Weighted average shares outstanding-Basic                                        22,072,549           22,072,549
                                                                          ==================   ==================
Weighted average shares outstanding-Diluted                                      22,072,549           22,104,455
                                                                          ==================   ==================

Adjusted EBITDA                                                 (6)         $         8,315      $        10,378
                                                                          ==================   ==================



                                                     HINES HORTICULTURE, INC.
                                              CONDENSED CONSOLIDATED BALANCE SHEETS
                                                      (Dollars in thousands)


                            ASSETS                                    March 31,                                   December 31,
                                                                        2003                     2002                 2002
                                                                   -----------------       -----------------   -----------------
                                                                     (Unaudited)              (Unaudited)
                                                                                               Restated
Current Assets:
     Cash                                                          $             --        $             --    $             --
     Accounts receivable, net                                                51,416                  60,134              25,838
     Inventories                                                            195,006                 182,960             169,981
     Prepaid expenses and other current assets                                7,908                   9,527               6,672
                                                                   -----------------       -----------------   -----------------

                                      Total current assets                  254,330                 252,621             202,491
                                                                   -----------------       -----------------   -----------------

Fixed assets, net                                                           139,369                 141,132             140,239
Deferred financing expenses, net                                              6,905                   9,831               7,137
Deferred income tax                                                          12,870                  18,059              12,966
Goodwill                                                                     42,979                  42,784              42,979
                                                                   -----------------       -----------------   -----------------

                                              Total assets         $        456,453        $        464,427    $        405,812
                                                                   =================       =================   =================

               LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                              $         25,624        $         23,579    $         12,321
     Accrued liabilities                                                     11,592                  20,740              10,911
     Accrued payroll and benefits                                             4,741                   6,693               6,845
     Accrued interest                                                         3,535                   3,240               6,034
     Long-term debt, current portion                                         17,587                      84              17,585
     Borrowings on revolving credit facility                                116,500                 121,250              72,750
     Deferred income taxes                                                   63,077                  68,167              63,994
                                                                   -----------------       -----------------   -----------------
                                 Total current liabilities                  242,656                 243,753             190,440
                                                                   -----------------       -----------------   -----------------

Long-term debt                                                              164,996                 181,857             164,829
Derivative liability                                                          8,180                   5,865               8,741

Shareholders' equity                                                         40,621                  32,952              41,802
                                                                   -----------------       -----------------   -----------------

                              Total liabilities and equity         $        456,453        $        464,427    $        405,812
                                                                   =================       =================   =================


                                               HINES HORTICULTURE, INC.
                                    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      THREE MONTHS ENDED MARCH 31, 2003 AND 2002 AND YEAR ENDED DECEMBER 31, 2002
                                                (DOLLARS IN THOUSANDS)

                                                                                                          Year Ended
                                                                         Three Months Ended March 31,    December 31,
                                                                            2003            2002             2002
                                                                        -------------   -------------   -------------
                                                                         (Unaudited)     (Unaudited)
                                                                                           Restated

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                             $     (1,322)   $    (61,133)   $    (52,703)
   Loss from discontinued operations                                              --           6,978           5,413
   Adjustments to reconcile net income to net cash
        provided by operating activities -
        Cumulative effect of change in accounting principle                       --          55,148          55,148
        Depreciation                                                           2,295           2,208           8,565
        Amortization of deferred financing costs                               1,050           1,154           4,383
        Interest rate swap agreement (income) expenses                          (324)         (1,014)          2,573
        Loss on early retirement of debt                                          --           1,739           1,026
        Deferred income taxes                                                   (917)            689           6,169
        Gain on sale of fixed assets                                              --          (2,103)         (2,793)
                                                                        -------------   -------------   -------------
                                                                                 782           3,666          27,781

   Change in working capital accounts, net of acquisitions:
        Accounts receivable                                                  (25,578)        (31,952)          2,344
        Inventories                                                          (25,025)        (18,285)         (5,306)
        Prepaid expenses and other current assets                             (1,236)           (558)             42
        Accounts payable and accrued liabilities                               9,384          11,783           4,851
                                                                        -------------   -------------   -------------
   Change in working capital accounts, net of acquisitions                   (42,455)        (39,012)          1,931
                                                                        -------------   -------------   -------------

                  Net cash (used in) provided by operating activities        (41,673)        (35,346)         29,712
                                                                        -------------   -------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of fixed assets                                              (1,428)         (1,730)         (7,209)
        Proceeds from sale of fixed assets                                        --           3,116           3,584
        Proceeds from sale of discontinued operations                             --         131,538         118,948
        Acquisitions, net of cash acquired                                        --            (170)         (1,265)
        Net cash used by discontinued operations                                  --          (6,520)         (4,320)
                                                                        -------------   -------------   -------------

                  Net cash (used in) provided by investing activities         (1,428)        126,234         109,738
                                                                        -------------   -------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES
        Net borrowings (repayments) on revolving line of credit               43,750          21,250         (27,250)
        Repayments of long-term debt                                             (21)       (107,938)       (108,000)
        Deferred financing costs                                                (628)         (4,200)         (4,200)
                                                                        -------------   -------------   -------------

                  Net cash provided by (used in) financing activities         43,101         (90,888)       (139,450)
                                                                        -------------   -------------   -------------


NET INCREASE (DECREASE) IN CASH                                                   --              --              --

CASH, beginning of period                                                         --              --              --
                                                                        -------------   -------------   -------------

CASH, end of period                                                     $         --    $         --    $         --
                                                                        =============   =============   =============



                            HINES HORTICULTURE, INC.
                   RECONCILIATION OF NON-GAAP DISCLOSURE ITEMS
                   THREE MONTHS ENDED MARCH 31, 2003 AND 2002
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

               NOTE: SEE ACCOMPANYING FOOTNOTES ON PAGE 9

The non-GAAP financial information presented below is based on the Company's condensed consolidated financial statements and excludes certain adjustments detailed below. The Company uses this non-GAAP information to evaluate its operating performance and believes this presentation provides investors with additional insight into its underlying operating results. This presentation is not in accordance with, or an alternative for, generally accepted accounting principles and may be different from the non-GAAP presentation used by other companies. A reconciliation of the non-GAAP adjusted EBITDA with the Company's operating income determined under generally accepted accounting principles is presented in the following table.


                                       Footnotes         Three Months Ended
                                       ---------     ---------------------------
                                                       31-Mar         31-Mar
                                         (1)            2003           2002
                                                     ------------   ------------

Operating income                                     $     4,778    $    10,273
   Depreciation per cash flow                              2,295          2,208
                                                     ------------   ------------

EBITDA                                                     7,073         12,481
Other expenses (income)                                    1,242         (2,103)
                                                     ------------   ------------

Adjusted EBITDA                                      $     8,315    $    10,378
                                                     ============   ============

                            HINES HORTICULTURE, INC.
                  (FOOTNOTES TO PRECEDING FINANCIAL STATEMENTS)
                             (DOLLARS IN THOUSANDS)

GENERAL:
--------

(1) On March 27, 2002, the Company sold the assets of Sun Gro Horticulture, Inc. and the stock of Sun Gro Horticulture Canada Ltd. ("Sun Gro"), its growing media business, to the Sun Gro Horticulture Income Fund, a newly established Canadian income fund. Accordingly, the Company's consolidated financial statements have been restated to reflect the financial position, results of operations and cash flows of the Sun Gro business as discontinued operations.

(2) The Company restated its consolidated financial statements for the first quarter of fiscal 2002. The restatement reflects an adjustment in the amount of $5,236 to the loss from discontinued operations, net of tax, as a result of a reclassification of the cumulative foreign currency translation adjustment in accumulated other comprehensive income to the loss from discontinued operations, and an adjustment in the amount of $3,198 to the loss from discontinued operations, net of tax, that had been previously recorded in the quarter ended June 30, 2002 and is now recorded in the quarter ended March 31, 2002. The net effect of these adjustments for the first quarter of fiscal 2002 is an $8,434 decrease to the income from discontinued operations, from an income of $1,456 as previously reported to a restated loss of $6,978.

         In addition, effective January 1, 2002, Hines adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). Under SFAS No. 142, goodwill will no longer be amortized, but will be subject to a periodic test for impairment based upon fair values. SFAS No. 142 requires that goodwill be tested annually for impairment using a two-step process. The first step is to identify a potential impairment. The second step is to measure the amount of the impairment loss. In the year of adoption, the initial testing must be done as of the beginning of the fiscal year. For this transition testing, the first step must be completed within six months and the second step must be completed by the end of the Company's fiscal 2002 year.

         The Company completed the first step of the transition testing by June 30, 2002 and completed the second step by December 31, 2002. As a result, the pre-tax impairment charge related to goodwill as of January 1, 2002 was determined to be $78,757. As required by SFAS No. 142, the impairment charge was recorded net of its associated $23,609 tax benefit in the first quarter as a cumulative change in accounting principle, effective as of January 1, 2002. Net income was reduced by the amount of the after-tax impairment charge.

INCOME STATEMENT:
-----------------

(3) The Company received net proceeds of approximately $119,000 from the sale of the Sun Gro business, which were used to pay down outstanding debt. The early extinguishment of debt resulted in a loss related to the write-off of unamortized financing costs of $1,739 during the three months ended March 31, 2002.

(4) Basic earnings per common share are calculated by dividing income applicable to common shareholders by the average common shares outstanding during the period.

(5) Diluted earnings per common share are calculated by dividing income applicable to common shareholders by the average common shares and dilutive common share equivalents outstanding during the period.

(6) "EBITDA" is defined as income from operations, plus depreciation, amortization and other non-cash items. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity.